Exhibit 99.1

Contact:	Michael Catalano	Michael W. Taylor
	Chairman, President and	Senior Vice President and
	Chief Executive Officer	Chief Financial Officer
	(615) 373-3100	(615) 373-3100
AMERICA SERVICE GROUP ANNOUNCES CLOSING OF
THE SALE OF CERTAIN ASSETS OF SECURE PHARMACY PLUS

Pharmacy Services Agreement Commences
BRENTWOOD, Tennessee (May 3, 2007) — America Service Group Inc. (NASDAQ:ASGR) announced that it closed today on the sale of certain assets, at net book value, of its indirect subsidiary, Secure Pharmacy Plus, LLC (SPP), to Maxor National Pharmacy Services Corporation (Maxor) for approximately $3.8 million, net of liabilities for accrued vacation assumed by Maxor. Additionally, Maxor and Prison Health Services, Inc (PHS), the Company’s primary operating subsidiary, have entered into a long-term pharmacy services agreement pursuant to which Maxor has become the provider of pharmaceuticals and medical supplies to PHS.
The sale of certain assets of SPP to Maxor was effective April 30, 2007, and the pharmacy services agreement commenced effective May 1, 2007.
America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group Inc. can be found on the Company’s website at www.asgr.com or www.prisonhealthmedia.com.
Cautionary Statement
This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the risk that government or municipal entities (including the Company’s government and municipal customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee or the previous restatement of the Company’s financial results;

•	the risks arising from shareholder litigation as a result of the matters investigated by the Audit Committee or the previous restatement of the Company’s financial results;
•	risks associated with the possibility that the Company may be unable to satisfy covenants or obtain a waiver, amendment of other curative document, in the event it is unable to satisfy covenants, under its credit facility;
•	risks arising from potential weaknesses or deficiencies in the Company’s internal control over financial reporting;
•	risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;
•	the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;
•	whether or not government agencies continue to privatize correctional healthcare services;
•	the possible effect of adverse publicity regarding the Company’s business;
•	the Company’s ability to comply with government regulations and/or orders of judicial authorities;
•	increased competition for new contracts and renewals of existing contracts;
•	the Company’s ability to execute its expansion strategies;
•	the Company’s ability to limit its exposure for catastrophic illnesses, injuries or medical malpractice claims in excess of amounts covered under contracts or insurance coverage;
•	the Company’s ability to maintain and continually develop information technology and clinical systems;
•	the outcome or adverse development of pending litigation, including professional liability litigation;
•	risks arising from the possibility that the acquirer of certain assets of Secure Pharmacy Plus cannot provide pharmaceuticals or related services at either a cost or service level sufficient to allow the Company to meet its contractual obligations with its customers without negatively impacting financial performance;
•	the Company’s dependence on key management and clinical personnel; and
•	the Company’s determination whether and/or ability to continue to repurchase shares under the stock repurchase program.
A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.
-END-
105 Westpark Drive     -      Suite 200      -      Brentwood, TN 37027      -      615-373-3100      -      Fax 615-376-9862